Exhibit 10.27

FIFTH AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Fifth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of December 8, 2008, between UNITED INVESTORS INCOME PROPERTIES (A MISSOURI LIMITED PARTNERSHIP) (“Seller”) and HAMILTON ZANZE & COMPANY(“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 20, 2008, with respect to the sale of certain property described therein (as amended, the “Agreement”); and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Feasibility Period.      The Feasibility Period, set forth in Section 3.1 of the Agreement, is hereby extended to the Closing Date.

3.      Closing Date.  The first sentence of Section 5.1 of the Agreement shall be deleted and replaced as follows: “The Closing shall occur on December 31, 2008 (time being of the essence) (the “Closing Date”).”

4.      Adjournment Deposit.  Seller hereby waives the requirement that Purchaser deliver to Escrow Agent the Adjournment Deposit in the amount of $1,000,000.00.

5.      Non-Refundable Deposit.  Notwithstanding anything to the contrary contained in Section 3.2 of the Agreement, if Purchaser exercises its right to terminate the Agreement pursuant to Section 3.2 thereof, then (i) the Agreement shall terminate, (ii) a portion of the Deposit in the amount of $79,000 shall be delivered to Seller to reimburse Seller for its costs and expenses in connection with the Agreement, (iii) the balance of the Deposit (i.e. the Deposit less $79,000) shall be returned to Purchaser, and (iv) this Contract shall be of no further force and effect subject to and except for the Survival Provisions.

6.      Miscellaneous.  This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

UNITED INVESTORS INCOME PROPERTIES (A MISSOURI LIMITED PARTNERSHIP),

a Missouri limited partnership

By: UNITED INVESTORS REAL ESTATE, INC.,

a Delaware corporation,

its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By:   /s/Kurt Houtkooper

Name:  Kurt Houtkooper

Title:  CIO